Exhibit 10.16

EIGHTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

This EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of the 27th day of February, 2009, by and among Dover Downs Gaming & Entertainment, Inc. (the “Borrower”), Wilmington Trust Company, a Delaware banking corporation, its successors and assigns (“WTC”), PNC Bank, National Association (as successor by merger to Mercantile-Safe Deposit & Trust Company), a national banking association, its successors and assigns (“PNC” and together with WTC, the “Banks”), and WTC, as agent (the “Agent”).

WHEREAS, the Borrower, the Banks and the Agent are parties to an Amended and Restated Credit Agreement, dated as of March 25, 2002, as amended by the Amendment to Amended and Restated Credit Agreement, dated as of August 12, 2002, the Second Amendment to Amended and Restated Credit Agreement, dated as of February 19, 2004, the Third Amendment to Amended and Restated Credit Agreement, dated as of November 5, 2004, the Fourth Amendment to Amended and Restated Credit Agreement, dated as of December 14, 2005, the Fifth Amendment to Amended and Restated Credit Agreement, dated as of April 18, 2006, the Sixth Amendment to Amended and Restated Credit Agreement, dated as of March 30, 2007, and the Seventh Amendment to Amended and Restated Credit Agreement, dated as of January 15, 2009 (as so amended, the “Agreement”), pursuant to which the Banks agreed to make available certain credit facilities to the Borrower; and

WHEREAS, the Borrower, the Banks and the Agent desire to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

SECTION 2.  Amendments.

2.1.          The definition of “Eurodollar Rate” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Eurodollar Rate”:  with respect to any Eurodollar Loan for any Interest Period, the interest rate per annum determined by the Agent by dividing (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers’ Association as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if British Bankers’ Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to the principal amount of such Eurodollar Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.  The Eurodollar Rate may also be expressed by the following formula:

Average of London interbank offered rates quoted by BBA as shown
Eurodollar Rate =     on Dow Jones Markets Service display page 3750 or appropriate successor

1.00 - Euro-Rate Reserve Percentage

2.2.          The definition of “Business Day” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in Wilmington, Delaware are authorized or required by law to close.

SECTION 3.  Representations and Warranties.  The Borrower hereby represents and warrants to the Agent and the Banks as follows:

(a)           Each of the representations and warranties of the Borrower in the Agreement is true and correct in all material respects on and as if made as of the date hereof after giving effect to this Amendment.

(b)           As of the date hereof, and after giving effect to this Amendment, no Default or Event of Default exists.

(c)           No consent, approval or authorization of, or registration with any Person is required in connection with the execution, delivery or performance by the Borrower of this Amendment.

SECTION 4.  Binding Effect.  This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

SECTION 5.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

SECTION 6.  Agreement in Effect.  Except as hereby amended, the Agreement shall remain in full force and effect.

SECTION 7.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its principles of conflict of laws, all rights and remedies being governed by Delaware’s substantive laws.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

By:	/s/ Timothy R. Horne
Name: Timothy R. Horne
Title: Sr. Vice President-Finance

WILMINGTON TRUST COMPANY, as Agent and as a Bank

By:	/s/ Michael B. Gast
Name: Michael B. Gast
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ C. Douglas Sawyer
Name: C. Douglas Sawyer
Title: Sr. Vice President